UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 6, 2010

DEHAIER MEDICAL SYSTEMS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34661	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 908 East Plaza

No. 15 West 4th Ring North Road

Haidian District, Beijing, 100195

People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code: (8610) 5166-0080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On December 6, 2010, the Board of Directors of the Registrant concluded that the audited consolidated financial statements included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, originally filed with the Securities and Exchange Commission on March 31, 2010 (the “Original Filing”), should no longer be relied upon due to an understatement of the weighted average number of common shares outstanding, assuming dilution, as of December 31, 2009. Specifically, the Registrant determined that the dilutive effect of convertible preferred shares at December 31, 2009 was understated by 923,392 shares. This resulted in the weighted average number of common shares outstanding, assuming dilution, at December 31, 2009 also being understated by 923,392 shares. In turn, diluted earnings per share for the year ended December 31, 2009 was overstated by $0.40 per share.

Management and the Registrant’s Board of Director’s discussed this matter with the Registrant’s independent registered public accounting firm.

On December 10, 2010, the Registrant filed an amended Annual Report on Form 10-K/A for the year ended December 31, 2009, to correct the error described above.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEHAIER MEDICAL SYSTEMS LIMITED

By:	/s/ Ping Chen
Ping Chen
Chief Executive Officer

Dated: December 10, 2010

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